Delaware PAGE 1
first State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "CARDIMA, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF JUNE, A.D. 2007, AT 7:53 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

By:	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5732894 DATE: 06-06-07

CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
RIGHTS OF SERIES A CONVERTIBLE
PREFERRED STOCK, $0.001 PAR VALUE PER SHARE

The undersigned, Gabriel B. Vegh, does hereby certify that:

1.  Gabriel B. Vegh is the CEO of Cardima, Inc., a Delaware corporation (the "Corporation").

2.  The Corporation is authorized to issue 5,000,000 shares of preferred stock, of which no shares have been issued.

3.  The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.001 par value, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and or matters relating to a series of the preferred stock, which shall consist of up to 5,000,000 shares of the preferred stock which the corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series A Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 5,000,000 (which shall not be subject to increase without the consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $0.001 per share. Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 8 hereof.

Section 2. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have the right to vote together with holders of Common Stock and holders of any other shares of the Corporation's preferred stock having similar voting rights as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Corporation's Board of Directors. Each share of Preferred Stock will be entitled to twenty-eight (28) votes.

Section 3. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the original purchase price per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities and/or pari passu securities, and if the assets of the Corporation shall be insufficient to pay in full the amounts owing to the holders of the Preferred Stock , then the entire assets to be distributed to the Holders of the Preferred Stock shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder, and the Corporation shall honor all Notices of Conversion (hereinafter defined) up until the Business Day immediately preceding such payment date.

Section 4. Conversion; Redemption.

a)
Each share of Preferred Stock shall be convertible into shares of Common Stock in an amount equal to two (2) shares of Common Stock for each one (1) share of Series A Preferred Stock surrendered, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"), Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If na Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

b)
Notwithstanding the foregoing, the Preferred Stock shall not be convertible if the daily volume weighted average price of the Corporation's common stock on the OTC Bulletin Board, as reported by Bloomberg Financial LP., for the five (5) trading days preceding the delivery of a Notice of Conversion is below $0.50.

c)	The Corporation shall have the right at any time to redeem any or all of the outstanding Series A Preferred Stock, in cash, by paying the Holder $0.10 per share.

Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Commission" means the Securities and Exchange Commission

"Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Common Stock Outstanding" shall have the meaning set forth in Section 4(c). "Conversion Date" shall have the meaning set forth in Section 4(a)

"Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. "Holder" shall have the meaning given such term in Section 1 hereof

"rumor Securities" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are explicitly senior in rights or liquidation preference to the Preferred Stock.

"Liquidation" shall have the meaning given such term in Section 3.

"Notice of Conversion" shall have the meaning given such term in Section 4(a).

"Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

"Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Conversion Price" shall have the meaning set forth in Section 4(b). Section 6. Miscellaneous.

Section 6  .Miscellaneous

(a) if (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all --holders of Common Stock rights or-warrants to subscribe for or purchase--"any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall caused to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to lie entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert their Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(c)  Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(d)  The issuance of certificates for Common Stock on conversion of Preferred Stock that be made without charge to the Holders thereof for any documentary stamp or similar taxes that maybe payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

(e)  To effect conversions or redemption, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificates) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof hall be canceled and may not be reissued:

(f)  Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Operating and Chief Financial Officer of the Corporation or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, which address shall initially be the address of such Holder to the address of record maintained by the Corporation, or such or address as the Corporation or a Holder may designate by ten days advance written notice to the other parties hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City tune) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of service, or (v) upon actual receipt by the party to whom such notice is required to be given.

(g)  For purposes hereof, a share of Preferred Stock is outstanding until such date as the Holder shall have received the Conversion Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Certificate of Designations.

(h)  Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(i)  If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(j) All questions concerning the construction, validity; enforcement and  interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(k) Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

(1) if any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it than be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(m)  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(n)  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(o)  RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 7th day of May 2007.

/s/ Gabriel B. Vegh	/s/
Gabriel B. Vegh	Name:
Title: CEO	Title: Secretary

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Convertible Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the "Common Stock"), of Cardima, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

Number of shares of Preferred Stock owned prior to Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Number of shares of Preferred Stock subsequent to Conversion

Apix International Limited

By:	/s/
Name: Title: